Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2020 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 18, 2021--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2020.

A summary of JMP Group’s operating results for the quarter and year ended December 31, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
(in thousands, except per share amounts)	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019

Total net revenues	$53,615	$26,624	$23,822	$115,499	$100,081

Net income/(loss) attributable to JMP Group	$9,009	($3,082)	($6,445)	($4,697)	($6,549)
Net income/(loss) attributable to JMP Group per share	$0.45	($0.16)	($0.33)	($0.24)	($0.32)

Operating net income/(loss)	$8,427	$2,076	$140	$12,558	($851)
Operating net income/(loss) per share	$0.42	$0.10	$0.01	$0.63	($0.04)

Book value per share	$3.18	$2.74	$3.16	$3.18	$3.16
Adjusted book value per share	$4.03	$3.58	$3.96	$4.03	$3.96

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“We are very pleased to report record operating earnings for both the fourth quarter and the full year, posting operating EPS of $0.42 and $0.63, respectively,” said Joe Jolson, chairman and CEO of JMP Group. “While all of our business units made positive contributions, JMP Securities earned $0.68 per share on an operating basis, driven by record advisory revenues as well as strong capital markets revenues. We also took affirmative steps toward our stated objectives of monetizing corporate investments and retiring long-term debt. At year end, Harvest Capital Credit Corporation announced its pending sale to Portman Ridge Finance Corporation; and, earlier this month, we redeemed $10 million of our 7.25% senior notes due in 2027. We expect both of these transactions to be accretive to operating EPS. Most importantly, our impressive momentum has continued into 2021, and we are optimistic that a stabilizing U.S. economy could serve as a positive backdrop as the year progresses.”

“We had a terrific year, and we are enthusiastic about our prospects for 2021,“ said Mark Lehmann, CEO of JMP Securities. “At JMP Securities, revenues climbed to a new high, totaling $118.5 million for 2020. Our investment banking revenues were well diversified, with 60% from public equity and debt capital raising and 40% from strategic advisory and private placements. Our M&A business is maturing as we had envisioned when we committed to building out our capabilities several years ago, with senior hires proving productive on our platform and contributing to record annual advisory fees of $40.5 million. From an equity capital markets standpoint, we have a stronger backlog in the technology sector than ever before. At the same time, our life sciences franchise was our biggest contributor to revenues last year, and we hope to build on our momentum in that area in 2021.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and year ended December 31, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
($ as shown)	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019

Broker-dealer	$0.42	$0.12	($0.10)	$0.68	($0.24)

Asset management:
Asset management fee income	0.03	0.01	0.03	0.01	(0.02)
Investment income	0.10	0.06	0.11	0.31	0.48 (1)
Total asset management	0.13	0.07	0.14	0.32	0.46

Corporate costs	(0.13)	(0.09)	(0.03)	(0.36)	(0.26)

Operating EPS (diluted)	$0.42	$0.10	$0.01	$0.63	($0.04)
(1)	Includes a gain of $0.08 per share on the sale of a controlling interest in JMP Credit Advisors LLC to Medalist Partners LP.
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues for the quarter were $43.3 million, an increase of 107.4% from $20.9 million for the quarter ended December 31, 2019. For the year ended December 31, 2020, investment banking revenues were $100.4 million, an increase of 52.8% from $65.7 million for the year ended December 31, 2019.

A summary of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended						Year Ended
	Dec. 31, 2020		Sept. 30, 2020		Dec. 31, 2019		Dec. 31, 2020		Dec. 31, 2019
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues

Equity and debt origination	33	$20,658	29	$16,152	19	$14,557	101	$59,936	78	$42,236
Strategic advisory and private placements	12	22,632	4	4,722	3	6,316	25	40,448	18	23,480
Total	45	$43,290	33	$20,874	22	$20,873	126	$100,384	96	$65,716

Brokerage

Net brokerage revenues for the quarter were $4.9 million, an increase of 10.1% from $4.5 million for the quarter ended December 31, 2019. For the year ended December 31, 2020, net brokerage revenues were $18.9 million, an increase of 7.4% from $17.6 million for the year ended December 31, 2019.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $25.6 million and $78.9 million for the quarter and year ended December 31, 2020, respectively, compared to $19.0 million and $59.9 million for the quarter and year ended December 31, 2019, respectively.

Asset Management

Asset management fees for the quarter were $2.0 million, an increase of 13.7% from $1.7 million for the quarter ended December 31, 2019. For the year ended December 31, 2020, asset management fees were $8.3 million, an increase of 12.0% from $7.4 million for the year ended December 31, 2019.

A summary of the company’s client assets under management for the quarter ended December 31, 2020, and for comparable prior periods, is set forth below.

(in millions)	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019
Client assets under management (1)	$660	$600	$595
Assets under management by sponsored funds (2)	4,934	5,005	5,381
Client assets under management, including sponsored funds	$5,594	$5,605	$5,976
(1)	Includes assets managed by Harvest Capital Strategies, JMP Asset Management, and HCAP Advisors on behalf of third parties.
(2)	Sponsored funds are asset management strategies in which JMP Group owns an economic interest. Includes assets managed by Medalist Partners Corporate Finance, the former JMP Credit Advisors.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $1.8 million for the quarter, compared to a net realized and unrealized loss of $5.0 million for the quarter ended December 31, 2019. For the year ended December 31, 2020, principal transactions generated a net realized and unrealized loss of $18.5 million, compared to a net realized and unrealized gain of $1.3 million for the year ended December 31, 2019.

The year-over-year difference is largely due to the impairment of CLO equity owned by JMP Group. A reduction in the net present value of forecasted cash flows through the end of the expected life of the collateralized loan obligations required impairment charges in the amount of $4.4 million and $21.7 million for the quarter and year ended December 31, 2020, respectively.

Net Interest Income

Net interest income for the quarter was $0.5 million, a decrease of 12.0% from $0.6 million for the quarter ended December 31, 2019. For the year ended December 31, 2020, net interest income was $1.7 million, a decrease of 68.6% from $5.3 million for the year ended December 31, 2019.

The year-over-year difference is primarily due to a change in the recognition of income from investments in collateralized loan obligations following the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019.

Expenses

Compensation and Benefits

Compensation and benefits expense for the quarter was $33.0 million, compared to $22.6 million for the quarter ended December 31, 2019. As a percentage of net revenues, compensation and benefits expense was 61.6%, compared to 95.0% for the quarter ended December 31, 2019. For the year ended December 31, 2020, compensation and benefits expense was $95.1 million, compared to $77.3 million for the year ended December 31, 2019. As a percentage of net revenues, compensation and benefits expense was 82.4%, compared to 77.3% for the year ended December 31, 2019.

The year-over-year increases in compensation expense and compensation ratios are inclusive of a severance cost of $2.1 million related to management restructuring that occurred during the quarter ended September 30, 2020.

Non-Compensation Expense

Non-compensation expense was $7.6 million and $28.4 million for the quarter and year ended December 31, 2020, respectively, compared to $8.5 million and $36.2 million for the quarter and year ended December 31, 2019, respectively.

Share Repurchase Activity

JMP Group did not repurchase any outstanding common shares during the quarter ended December 31, 2020.

Personnel

At December 31, 2020, the company had 180 full-time employees, compared to 183 at September 30, 2020, and 209 at December 31, 2019.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) excludes compensation expense related to share-based awards and deferred compensation, (ii) reverses impairment charges related to CLO equity, (iii) reverses a restructuring charge, (iv) excludes the impact of the early retirement of debt issued by JMP Group and a collateralized loan obligation, or “CLO,” (v) excludes transaction costs related to a CLO, (vi) excludes amortization expense related to a CLO, (vii) reverses unrealized gains or losses related to real estate investment properties, (vi) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of restricted stock units and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the impairment of CLO equity recorded among principal transactions, as the company believes that the forecasted reduction in future cash flows will be mitigated by a change in the interest rate environment and that distributions will be larger than currently projected;
  a charge recorded in connection with severance costs deriving from a management restructuring and reduction in headcount;
  expenses associated with the redemption of senior notes due 2023 in the third quarter of 2019 and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the management fees from JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2020, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands, except per share amounts)	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019

Net income/(loss) attributable to JMP Group	$9,009	($3,082)	($6,445)	($4,697)	($6,549)

Add back/(subtract):
Income tax expense/(benefit)	3,907	(128)	(988)	(3,284)	(6,827)
Income/(loss) before taxes	12,916	(3,210)	(7,433)	(7,981)	(13,376)

Add back/(subtract):
Share-based awards and deferred compensation	(2,440)	71	1,895	(1,953)	4,079
Impairment of CLO equity	4,420	2,746	4,204	21,702	4,204
Restructuring charge	-	2,056	-	2,056	-
Early retirement of debt	-	-	-	89	625
Amortization of intangible asset – CLO III	-	-	-	-	277
Unrealized (gain)/loss – real estate-related depreciation and amortization	564	438	354	1,856	1,779
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(4,072)	704	1,169	1,200	1,262
Operating income/(loss) before taxes	11,388	2,805	189	16,969	(1,150)

Income tax expense/(benefit)	2,961	729	49	4,411	(299)
Operating net income/(loss)	$8,427	$2,076	$140	$12,558	($851)

Operating net income/(loss) per share:
Basic	$0.43	$0.11	$0.01	$0.64	($0.04)
Diluted (1)	$0.42	$0.10	$0.01	$0.63	($0.04)

Weighted average shares outstanding:
Basic	19,709	19,628	19,402	19,613	20,189
Diluted (1)	19,943	19,860	19,661	19,805	20,323
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended September 30, 2020, and December 31, 2019, was 19,628,340 and 19,401,844, respectively. On a GAAP basis, the weighted average number of diluted shares outstanding for the years ended December 31, 2020, and December 31, 2019, was 19,613,057 and 20,188,887, respectively. All such share counts were equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At December 31, 2020, JMP Group’s book value per share was $3.18. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of operating net income. The add-back includes a tax provision related to the expense reversed in a given period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. As a result, adjusted book value per share was $4.03 for the quarter ended December 31, 2020, as set forth below.

(in thousands, except per share amounts)	Dec. 31, 2020	Sept. 30, 2020	Dec. 31, 2019

Shareholders' equity	$62,940	$53,868	$61,688

Accumulated unrealized loss – real estate-related depreciation and amortization	16,873	16,456	15,500
Adjusted shareholders' equity	$79,813	$70,324	$77,188

Book value per share	$3.18	$2.74	$3.16
Adjusted book value per share	$4.03	$3.58	$3.96

Basic shares outstanding	19,790	19,636	19,509

Quarterly operating ROE (1)	57.7%	15.1%	0.8%
LTM operating ROE (1)	21.9%	7.2%	(1.1%)

Quarterly adjusted operating ROE (1)	44.9%	11.6%	0.7%
LTM adjusted operating ROE (1)	17.1%	5.7%	(0.9%)
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will hold a conference call to discuss the company’s results of operations at 10:00 a.m. ET on Friday, February 19, 2021. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 5454327.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available for future replay.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on many factors, including: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the anticipated effects of COVID-19 on the company’s business, results of operations and financial condition, and the potential timelines for reopening the economy and its improvement. Forward-looking statements reflect JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to JMP Group, may identify forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on March 30, 2020, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2019, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Dec. 31, 2020	Dec. 31, 2019

Assets

Cash and cash equivalents	$91,444	$49,630
Restricted cash and deposits	1,287	1,287
Marketable securities owned	55,494	73,101
Other investments	26,821	35,309
Loans held for investment, net of allowance for loan losses	994	1,210
Other assets	65,291	69,720
Total assets	$241,331	$230,257

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased	$ -	$3,855
Accrued compensation	46,353	30,253
Bond payable, net of issuance costs	80,912	82,584
Note payable	10,610	6,812
Other liabilities	41,048	45,392
Total liabilities	178,923	168,896

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	62,940	61,688
Non-redeemable non-controlling interest	(532)	(327)
Total equity	62,408	61,361
Total liabilities and shareholders' equity	$241,331	$230,257

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019

Revenues:
Investment banking	$43,290	$20,873	$100,384	$65,716
Brokerage	4,918	4,468	18,926	17,628
Asset management fees	1,981	1,742	8,320	7,427
Principal transactions	1,809	(5,027)	(18,528)	1,344
Gain/(loss) on sale and payoff of loans	-	-	-	(38)
Net dividend income	159	316	400	1,184
Other income	1,047	856	3,735	2,373
Non-interest revenues	53,204	23,228	113,237	95,634

Interest income	2,263	2,410	8,654	21,801
Interest expense	(1,740)	(1,816)	(6,977)	(16,458)
Net interest income	523	594	1,677	5,343

Gain/(loss) on repurchase or early retirement of debt	-	-	697	(458)
Provision for loan losses	(112)	-	(112)	(438)
Total net revenues	53,615	23,822	115,499	100,081

Non-interest expenses:
Compensation and benefits	33,037	22,641	95,138	77,314
Administration	1,893	2,409	6,590	9,387
Brokerage, clearing and exchange fees	709	655	2,610	2,706
Travel and business development	211	1,609	1,252	5,240
Managed deal expenses	1,077	584	3,605	3,136
Communications and technology	1,108	1,149	4,394	4,390
Occupancy	1,198	1,201	4,785	5,229
Professional fees	1,261	846	3,658	4,359
Depreciation	277	288	1,500	1,203
Other	(159)	(200)	42	500
Total non-interest expense	40,612	31,182	123,574	113,464

Net income/(loss) before income tax	13,003	(7,360)	(8,075)	(13,383)
Income tax expense/(benefit)	3,907	(988)	(3,284)	(6,827)
Net income/(loss)	9,096	(6,372)	(4,791)	(6,556)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	87	73	(94)	(7)
Net income/(loss) attributable to JMP Group	$9,009	($6,445)	($4,697)	($6,549)

Net income/(loss) attributable to JMP Group per share:
Basic	$0.46	($0.33)	($0.24)	($0.32)
Diluted	$0.45	($0.33)	($0.24)	($0.32)

Weighted average common shares outstanding:
Basic	19,709	19,402	19,613	20,189
Diluted	19,943	19,402	19,613	20,189

Contacts

Investor Relations Contact
JMP Group LLC
Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.
Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com